SCHEDULE 14C
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
PROPOSED RELEASE TO STOCKHOLDERS ON December 23, 2014
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[ ] Definitive information statement
NYTEX ENERGY HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
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DEFINITIVE INFORMATION STATEMENT, AS FILED WITH THE SEC ON DECEMBER 19, 2014. WE INTEND TO RELEASE THE DEFINITIVE INFORMATION STATEMENT TO SECURITY HOLDERS ON DECEMBER 23, 2014.

NYTEX ENERGY HOLDINGS, INC.
12222 MERIT DRIVE, SUITE 1850
DALLAS, TEXAS 75251

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF VOTING POWER OF THE COMPANY’S COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK

NOVEMBER 26, 2014

Dear Stockholder:
Notice is hereby given pursuant to Section 228 of the General Corporation Law of the State of Delaware to the holders of the Common Stock, par value $0.001 per share (the “Common Stock”) of NYTEX Energy Holdings, Inc., a Delaware corporation (the “Company”). Holders of the required voting power of the Company’s Common Stock and its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) have approved an amendment to the Certificate of Incorporation of the Company amending the Company’s name to Sable Natural Resources, Inc. (the “Name Change”) through the adoption of a Fifth Amendment to the Certificate of Incorporation (the “Amendment”), a copy of which is included as Appendix A to this information statement.

The Company’s Board of Directors has unanimously approved the Amendment. The Company has received the written consent of the holders of a majority of the Company’s outstanding Common Stock and Series A Preferred Stock (voting with the Common Stock on an as-converted basis) approving the Amendment.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the matters described herein will not become effective until a date that is at least twenty days after the date this information statement is mailed to the Company’s stockholders.

* * * * *

This information statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Amendment. We encourage you to read this information statement, including Appendix A, thoroughly. You may also obtain information about us from publicly available documents we file with the Securities and Exchange Commission.

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Sincerely,

Michael K. Galvis
Chief Executive Officer

Dallas, Texas
December 23, 2014

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DEFINITIVE INFORMATION STATEMENT, AS FILED WITH THE SEC ON DECEMBER 19, 2014. WE INTEND TO RELEASE THIS DEFINITIVE INFORMATION STATEMENT TO SECURITY HOLDERS ON DECEMBER 23, 2014.

NYTEX ENERGY HOLDINGS, INC.
12222 MERIT DRIVE, SUITE 1850
Dallas, Texas 75251
(972) 770-4700

INFORMATION STATEMENT

NYTEX Energy Holdings, Inc. (the “Company”) is furnishing this information statement, by written consent, to its stockholders in connection with the prior approval of the Company’s Board of Directors and the approval of the holders of the requisite voting power of the Company’s outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”), voting on an as-converted basis with the holders of the Company’s Common Stock and the holders of a majority of the voting power of the Company’s Common Stock, of the proposed Fifth Amendment to the Certificate of Incorporation regarding the amendment of the Company’s name (the “Amendment”). The Amendment changes the name of the Company from NYTEX Energy Holdings, Inc., to Sable Natural Resources, Inc., as more fully described in this information statement.
As of November 26, 2014, the record date set by the Company’s Board of Directors (the “Record Date”), there were 34,879,168 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), outstanding and 3,724,004 shares of the Series A Preferred Stock outstanding. The holders of the Series A Preferred Stock are entitled to vote with the Common Stock on an as-converted basis. The conversion ratio is currently one-for-1.2195. Under Delaware law, the affirmative vote of a majority of the votes entitled to be cast by holders of the Company’s Common Stock (and Series A Preferred Stock) (voting on as-converted basis with the Common Stock) as of the record date is required to amend the Certificate of Incorporation. Under the Certificate of Incorporation, as amended, each share of the Company’s Common Stock is entitled to one vote per share. As permitted by the Delaware General Corporation Law, as of November 26, 2014, the Company had received written consents in lieu of a stockholders meeting from holders of 19,962,110 shares of the Company’s Common Stock (including the Series A Preferred Stock, voting on as-converted basis), which represents approximately 51.7% of the total votes entitled to be cast, approving the Amendment. As of the record date, our directors and executive officers held, and were entitled to vote, in the aggregate, 17,045,719 outstanding shares of the Company’s Common Stock, representing approximately 44.2% of the outstanding voting power entitled to vote on the Amendment to the Certificate of Incorporation.
THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY. THE COMPANY HAS ENCLOSED NO PROXY CARD AND WILL NOT HOLD A STOCKHOLDERS MEETING TO CONSIDER THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.
The Amendment will not be filed with the Secretary of State of the State of Delaware and, therefore, will not become effective, until at least 20 calendar days following the date of mailing of this information statement to the Company’s stockholders.
The Company is furnishing this information statement to inform stockholders, in the manner required by the Securities Exchange Act of 1934, as amended, of the Amendment before it is effected by filing it with the Delaware Secretary of State. This information statement is first being mailed on or about December 23, 2014, to stockholders of record as of the close of business on November 26, 2014.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of NYTEX, may have regarding the matters discussed in this information statement. For a complete description of the terms and conditions of the Amendment to the Certificate of Incorporation, we advise you to carefully read this entire information statement and the other documents referred to herein. The actual Fifth Amendment to the Certificate of Incorporation showing the name change is included as Appendix A to this information statement.

Why am I receiving this document?

The Board of Directors of the Company has determined it to be advisable and in the best interests of the Company and its Stockholders to amend the name of the Company from NYTEX Energy Holdings, Inc., to Sable Natural Resources, Inc. In connection with the amendment, the Company has, as of October 31, 2014, received written consents from the requisite holders of its outstanding Common Stock and Series A Preferred Stock (voting with the Common Stock on as-converted basis) approving such amendment and authorizing the Fifth Amendment to the Certificate of Incorporation.

This information statement is being delivered to you to inform you of the actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Am I being asked to vote on anything?

No. The Company has received written consents approving the Amendment to the Certificate of Incorporation from 19,962,110 shares of our outstanding Common Stock and 0 shares of our outstanding Series A Preferred Stock (voting with the Common Stock on as-converted basis). These written consents represent the required percentages in voting power to approve the Amendment and the only action of the Company’s stockholders required to approve the matters described in this information statement.

Why is the Company amending the name of the Company?
The Board of Directors believes that it is in the best interests of the shareholders to rebrand the Company from its existing name, NYTEX Energy Holdings, Inc. to Sable Natural Resources Corporation. As the Company is initiating new growth initiatives focusing on the acquisition and development of natural gas and oil reserves in the Fort Worth Basin and the Permian Basin of Texas, the Board of Directors believes that the name Sable Natural Resources Corporation and the Company’s wholly owned subsidiary, Sable Operating Company, f/k/a NYTEX Petroleum, Inc. depict what many Texans are interested in, such as outdoor activities and wildlife. The Company plans to be a corporate contributor in the local communities in which it acquires, develops and operates oil and gas properties and the Board of Directors believes that the name Sable can become a recognizable name offering familiarity and a local feel to its vendors, suppliers, product purchasers and other stakeholders.
What vote is required to approve the Amendment to the Certificate of Incorporation?

Approval of the Amendment requires the affirmative vote of at least a majority of the voting power of the outstanding shares of Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, with the shares of Series A Preferred Stock voting on an as-converted basis with the shares of Common Stock. The record date (the “Record Date”) for determining stockholders entitled to vote on the matter is November 26, 2014.

What constitutes the required percentage in voting power to approve the Amendment to the Certificate of Incorporation?

On October 30, 2014, there were 34,879,168 shares of Common Stock outstanding and 3,724,004 shares of Series A Preferred Stock outstanding, which are each entitled to 1.2195 votes per share. Thus, 19,962,110 shares constitute a majority (51.7%) of the voting power of our Common Stock and Preferred Stock, voting together as a single class, entitled to vote on the Amendment.
Who voted in favor of the Amendment to the Certificate of Incorporation?
Officers and directors of the Company voted an aggregate of 17,045,719 shares of Common Stock and 0 shares of Series A Preferred Stock in favor of the Amendment. Such shares represent approximately 44.2% of the voting power of our outstanding Common Stock and Series A Preferred Stock, voting together as a single class, as of the Record Date. In addition, three other founding shareholders executed written consents to approve the Amendment.
Are there conditions to the effectiveness of the Amendment?
The effectiveness of the Amendment is conditioned on the distribution of this information statement to the stockholders of the Company, the passing of 20 calendar days from the date of such distribution, and the filing of the Amendment with the Delaware Secretary of State.
What rights do stockholders have to dissent from the action taken?
You do not have the right under Delaware law to dissent with respect to the Amendment.
Who can help answer my questions?
If you have any questions, please contact Michael Galvis, the Company’s Chief Executive Officer, at 972-770-4700 or by mail to NYTEX Energy Holdings, Inc., 12222 Merit Drive, Suite 1850, Dallas, Texas 75251, Attention: Michael Galvis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as the record date of November 26, 2014, certain information with respect to (1) any person who is known to the Company to be a beneficial owner of more than five percent (5%) of our outstanding Common Stock; (2) beneficial ownership of shares of our Common Stock by each director and executive officer; and (3) beneficial ownership of shares of our Common Stock by all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
William G. Brehmer Director 1222 Merit Drive, Suite 1850 Dallas, TX 75251	1,017,915	3.1%
Michael K. Galvis CEO and Director 1222 Merit Drive, Suite 1850 Dallas, TX 75251	8,013,902	23.2%
Cory Hall President, COO and Director 1222 Merit Drive, Suite 1850 Dallas, TX 75251	8,013,902	23.0%
Buccel, LLC 9 Hidden Hollow Terrace Holmdel, NJ 07733	1,976,179	5.7%
Robert Pellegrino 35 Kolas Court Middletown, NJ 07748	506,713	1.5%
Stan Zolek 7 Woodhollow Drive Holmdell, NJ 07733	433,499	1.2%
All current directors and executive officers as a group	17,045,719	44.2%

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY WRITTEN CONSENT
Background and Reasons for the Name Change
The Board of Directors has determined it to be advisable and in the best interests of the Company to change its name from NYTEX Energy Holdings, Inc. to Sable Natural Resources, Inc. The Board of Directors believes this name change to be advisable to rebrand the Company from its existing name, NYTEX Energy Holdings, Inc. to Sable Natural Resources Corporation. As the Company is initiating new growth initiatives focusing on the acquisition and development of natural gas and oil reserves in the Fort Worth Basin and the Permian Basin of Texas, our Board of Directors believes that the name Sable Natural Resources Corporation and the Company’s wholly owned subsidiary, Sable Operating Company, f/k/a NYTEX Petroleum, Inc. depict what many Texans are interested in, such as outdoor activities and wildlife. The Company plans to be a corporate contributor in the local communities in which it acquires, develops and operates oil and gas properties and our Board of Directors believes that the name Sable can become a recognizable name offering familiarity and a local feel to its vendors, suppliers, product purchasers and other stakeholders.
Approval of our Board of Directors and Stockholders

Our Board of Directors unanimously approved the Amendment and recommended that the holders of our Common Stock and Series A Preferred Stock approve its adoption. The proposed Amendment requires the approval of the holders, as of the Record Date, of at least a majority of the voting power of the outstanding shares of Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, with the shares of Series A Preferred Stock voting on an as-if-converted basis with the shares of Common Stock. Each share of Common Stock is entitled to one vote per share and each share of Series A Preferred Stock is entitled to 1.2195 votes per share on an as-converted basis with the Common Stock. As of November 26, 2014, we had 34,879,168 shares of Common Stock outstanding and 3,724,004 shares of Series A Preferred Stock outstanding.
Our ability to amend our Certificate of Incorporation, as amended, without a meeting of our stockholders is authorized by Section 228 of the Delaware General Corporation Law. Section 228 provides, in general, that a Delaware corporation may substitute a written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted, for action on a matter by the corporation’s stockholders at a meeting.
In accordance with this provision, we have received written consents approving the Amendment to the Certificate of Incorporation from six shareholders, including three of our officers and directors, holding 19,962,110 shares of our outstanding Common Stock and 0 shares of our outstanding Series A Preferred Stock. These written consents represent the required percentages in voting power to approve the Amendment and the only action of the Company’s stockholders required to approve the matters described in this information statement. As a result of the action of holders of the requisite voting power of shares of our Common Stock and Series A Preferred Stock, we are not soliciting proxies and there will be no further stockholder action on the Amendment.
Dissenters’ Rights
Delaware law does not entitle our stockholders to seek dissenters’ or appraisal rights in connection with the Name Change.
Where You Can Find Additional Information

We file annual, quarterly, and current reports, proxy, and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services. You may also obtain free copies of the documents the Company files with the SEC by going to the “SEC Filings” section of the Company’s website at http://www.nytexenergyholdings.com. The information provided on the Company’s website is not part of this document and is not incorporated herein by reference.

Statements contained in this document, or in any document incorporated by reference in this document regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows the Company to “incorporate by reference” into this document other documents the Company files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that the Company files with the SEC will update and supersede that information. The Company incorporates by reference the documents listed below and any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date on which the transactions described in this document are consummated:

• Annual Reports on Form 10-K for the years ended December 31, 2012, and December 31, 2013 (filed on March 20, 2013 and August 14, 2014, respectively).
• Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 (filed on September 30, 2014, October 24, 2014 and November 13, 2014, respectively).
Any person, including any beneficial owner, to whom this document is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning the Company, without charge, by (1) telephonic or written request directed to our Corporate Secretary at 12222 Merit Drive, Suite 1850, Dallas, Texas 75251 or 972-770-4700, or (2) obtaining such documents from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
 Stockholders Sharing the Same Last Name and Address

Some banks, brokers, and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this information statement may be sent to multiple stockholders sharing an address. The Company will promptly deliver a separate copy of this document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: NYTEX Energy Holdings, Inc., 12222 Merit Drive, Suite 1850, Dallas, Texas 75251, Attn: Corporate Secretary, telephone (972) 470-7700. Any stockholder who wants to receive a separate copy of this information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker, or other record holder, or contact the Company at the above address or telephone number.
A Note About Forward-Looking Statements
This information statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends, and known uncertainties. We caution the reader that actual results could differ materially from those expected by us depending on the outcome of certain factors, including, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, that the Name Change will not be consummated in a timely manner or at all, as well as other risks and uncertainties that are described in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NYTEX undertakes no obligations to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this information statement, including, without limitation, changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

APPENDIX A

FIFTH CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NYTEX ENERGY HOLDINGS, INC.
I.
The name of the corporation is NYTEX Energy Holdings, Inc., a Delaware corporation (the “Corporation”).
The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on January 19, 1988 (the “Certificate of Incorporation”).
A Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on October 16, 2006 (the “First Amendment”).
A second Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on August 14, 2008 (the “Second Amendment”).
A third Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on October 8, 2008 (the “Third Amendment”).
A fourth Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on October 29, 2010 (the “Fourth Amendment”).
The Certificate of Incorporation as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is referred to herein as the “Amended Certificate of Incorporation.”
II.
The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “Code”), does hereby certify:
FIRST: That pursuant to Section 141 of the Code, the Board of Directors (the “Board”) of the Corporation, without the holding of a meeting of the Board, consented to and adopted in all respects the following amendment to the Amended Certificate of Incorporation, declaring said amendment to be advisable and calling for the amendment to be presented to the stockholders of the Corporation entitled to vote thereon for their consideration and approval. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Amended Certificate of Incorporation of the Corporation be amended by changing ARTICLE I so that, as amended, said Article shall be and read as follows:

ARTICLE I

Name

The name of the Corporation is Sable Natural Resources Corporation
SECOND: That thereafter, the stockholders acting pursuant to the provisions of Section 228(a) of the Code, and representing not less than the minimum number of votes that would be necessary to authorize or take the actions set forth therein at a meeting at which all shares entitled to vote thereon were present and voted, consented to and voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 26th day of November, 2014.

NYTEX Energy Holdings, Inc.
By:
Michael K. Galvis, CEO